                                 EXHIBIT 23(a)


                 CONSENT OF BARLEY, SNYDER, SENFT & COHEN, LLP
                 ---------------------------------------------


    We hereby consent to the use in this registration statement of the opinions filed as Exhibit 5 and Exhibit 8 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.


Lancaster, Pennsylvania       BARLEY, SNYDER, SENFT & COHEN, LLP


November 24, 1997             By: /s/Paul G. Mattaini
                                  ---------------------------------------
                                  Paul G. Mattaini, Esquire